UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 4, 2025
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)
New Jersey	001-08359	22-2376465
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Fiscal 2026 Officer Annual Incentive Plan

On November 4, 2025, the Leadership Development and Compensation Committee (the “LDCC”) of the Board of Directors (the “Board”) of the Company approved several items relating to compensatory arrangements with its named executive officers (“NEOs”). The details of these approvals are outlined below.

On November 4, 2025, the LDCC approved the Company’s fiscal year 2026 Officer Annual Incentive Plan (the “2026 OIP”) for officers of the Company and its subsidiaries. For fiscal year 2026, each of the Company’s NEOs participate in the 2026 OIP. The objectives for the 2026 OIP are to maintain line of sight for each executive officer by providing them with an understanding of their individual objectives and how such objectives could be achieved based on areas that they impact, continue the linkage to corporate results and provide flexibility to determine awards based on qualitative performance assessments.

The performance criteria for receiving an annual incentive award under the 2026 OIP are net financial earnings (“NFE”), individual leadership and the Company’s “Commitment to Stakeholders” goals. Under the 2026 OIP, a performance hurdle based on the Company’s NFE for fiscal year 2026 must be met in order to be eligible to receive an award. Each of the NEO’s annual incentive awards under the 2026 OIP is based 50 percent on the Company’s NFE, 30 percent on the NEO achieving an individual leadership component and 20 percent on the Company meeting the goals of an overall “Commitment to Stakeholders” component. Under the 2026 OIP, the target annual incentive award opportunity for the NEOs, other than the President and Chief Executive Officer, ranges from 40 to 60 percent of base salary and the target annual incentive award opportunity for the President and Chief Executive Officer is 110 percent of base salary. Actual fiscal year 2026 cash incentive award payments under the 2026 OIP, if earned, could range from 0 percent up to 150 percent of this targeted amount for each of the NEOs. Amounts payable under the 2026 OIP that exceed 100 percent of the target amount could be paid in full, or in part, in the form of restricted stock units (“RSUs”) and/or Deferred Retention Stock Units (“DRSUs”) based on the President and Chief Executive Officer’s recommendation and subsequent approval by the LDCC, or in the case of the President and Chief Executive Officer, based on the LDCC’s determination.

In addition, under the 2026 OIP, based upon the recommendations of the President and Chief Executive Officer, the LDCC reserves the ability to modify, based upon its qualitative assessment, any annual incentive award payable. In addition, the President and Chief Executive Officer, subject to LDCC approval, may recommend special recognition awards to NEOs who have made significant contributions and have demonstrated a sustained level of outstanding performance. The LDCC may approve special recognition awards to the President and Chief Executive Officer. The special recognition awards, if any, may be in the form of cash, RSUs or DRSUs.

Any award payable to an NEO under the 2026 OIP is subject to the Company’s compensation recoupment policies.

Long-Term Incentive Program Awards

On November 4, 2025, the LDCC awarded to each of the Company’s NEOs (i) performance share units with performance criteria based upon the Company’s total shareholder return (“FY 2026 TSR Performance Share Units”) and with performance criteria based upon the Company’s cumulative NFE per share (“FY 2026 NFE Performance Share Units”); (ii) RSUs to each of the NEOs, other than to the President and Chief Executive Officer, Stephen D. Westhoven; and (iii) performance-based RSUs with performance criteria based upon an NFE-based performance (“PBRSUs”) goal to Mr. Westhoven (such awards, collectively, the “Awards”), all pursuant to the Company’s 2017 Stock Award and Incentive Plan.

Performance Share Units

The FY 2026 TSR Performance Share Units vest, if at all, at the end of a 36-month performance period beginning on October 1, 2025, and ending on September 30, 2028, based on relative Company total shareholder return versus an established comparator group.

The FY 2026 NFE Performance Share Units vest, if at all, based upon the Company’s cumulative NFE per share over the 36-month period beginning on October 1, 2025, and ending on September 30, 2028.

On their vesting dates, the FY 2026 TSR Performance Share Units and FY 2026 NFE Performance Share Units (collectively, “Units”) are payable in shares of the Company’s common stock (“Common Stock”) in amounts ranging from zero to 150 percent of the number of granted performance share units. Additional shares of Common Stock may be awarded on the vesting dates with respect to the computed value of dividend equivalents accrued (measured against the Common Stock) during the performance measurement periods, subject to the Company’s achievement of prescribed performance goals. If the Company’s performance does not meet the minimum threshold level, no Units will vest.

Restricted Stock Units

The RSUs awarded by the Company to the NEOs will accrue dividend equivalents and will vest in three equal installments on October 15, 2026, October 15, 2027 and October 15, 2028, subject to continued employment of the NEO, in each case except under certain conditions. The RSUs are payable in shares of the Company’s Common Stock.

Performance-Based Restricted Stock Units

The PBRSUs awarded to Mr. Westhoven will accrue dividend equivalents and may vest in up to three equal installments on September 30, 2026, September 30, 2027, and September 30, 2028, if the NFE-based performance goal for the fiscal year ending September 30, 2026 is achieved, and subject to his continued employment, except under certain conditions. The PBRSUs are payable in shares of the Company’s Common Stock.

Award Agreements

The foregoing descriptions of the forms of the FY 2026 Performance Share Units Agreement – (TSR), the FY 2026 Performance Share Units Agreement (NFE), the FY 2026 Restricted Stock Units Agreement, and the FY 2026 Performance-Based Restricted Stock Units Agreement (together, the “Award Agreements”), are qualified in their entirety by the terms and provisions of the Award Agreements, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.

Cautionary Statements Regarding Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. NJR cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “may,” “should” and similar expressions may identify forward-looking information and such forward-looking statements are made based upon management’s current expectations and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on NJR will be those anticipated by management. Forward-looking information in this filing includes, but is not limited to, certain statements regarding the use of proceeds.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the U.S. Securities and Exchange Commission (“SEC”), including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this filing is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR’s results of operations and financial condition in connection with its preparation of management’s discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	FY 2026 Performance Share Units Agreement – (TSR)
10.2	FY 2026 Performance Share Units Agreement (NFE)
10.3	FY 2026 Restricted Stock Units Agreement
10.4	FY 2026 Performance-Based Restricted Stock Units Agreement
104	Cover page in Inline XBRL format.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 6, 2025	By:	/s/ Roberto F. Bel
Roberto F. Bel
Senior Vice President and Chief Financial Officer